NEWS RELEASE For Immediate Release: February 12, 2024 Sterling Announces Planned Retirement of Chief Financial Officer Ronald Ballschmiede THE WOODLANDS, TX – February 12, 2024 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced that Ronald Ballschmiede, Sterling’s Chief Financial Officer (“CFO”), has informed the Company of his plan to retire in 2024. CEO Remarks “Ron has been a tremendous partner as we worked to build Sterling into the company it is today,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We have a succession plan in place. Ron will stay on as CFO until his successor is named and will continue thereafter to ensure a smooth transition.” About Sterling Sterling Infrastructure, Inc., (“Sterling,” “the Company,” “we,” “our” or “us”), a Delaware corporation, operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and Hawaii. E- Infrastructure Solutions provides advanced, large-scale site development services for manufacturing, data centers, e- commerce distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, and residential plumbing services. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way. Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”

Important Information for Investors and Stockholders Cautionary Statement Regarding Forward-Looking Statements This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. Forward-looking statements included herein relate to matters that are not based on historical facts and reflect our current expectations as of the date of this press release, including statements about: our outlook, our business strategy, our financial strategy and allocation of cash flows. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which include: changes in the Company’s financial position, business strategy, and other factors identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, any forward-looking statements should be considered in light of these risks. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Investor Relations Company Contact Sterling Infrastructure, Inc. Noelle Dilts, VP IR and Corporate Strategy 281-214-0795